Exhibit 1.2

CANO PETROLEUM, INC.

7,000,000 Shares

Common Stock

($0.0001 par value per share)

Underwriting Agreement

June 26, 2008

Canaccord Adams Inc.

Canaccord Capital Corporation

c/o Canaccord Adams Inc.

99 High Street, 11th Floor

Boston, Massachusetts 02110

Dear Sirs:

Cano Petroleum, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 7,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) (the “Firm Shares”) and, at the election of Canaccord Adams Inc., as the representative for the Underwriters (the “Lead Underwriter”), up to 1,050,000 additional shares of Common Stock (the “Optional Shares”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1.             Representations and Warranties.

(a)           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)            A registration statement (No. 333-148053), including all materials incorporated by reference therein and a base prospectus, relating to the Shares, has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective.  Such registration statement, including all materials incorporated by reference therein and any prospectus or prospectus supplement deemed or retroactively deemed to be part thereof that has not been superseded or modified, is hereinafter referred to as the “Registration Statement.”  For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B (“Rule 430B”), if any, under the Securities Act of 1933 (the “Act”) shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that specific time, including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified.  For purposes of the preceding sentence, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act.  “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.  “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, if any, included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(ii) hereof).  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  Any reference herein to any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus or Preliminary Prospectus Supplement, as the case may be;

(ii)           For the purposes of this Agreement, the “Applicable Time” is 8:00 a.m. (Central Time) on the date of this Agreement; the Prospectus as supplemented by the Issuer Free Writing Prospectuses, if any, the Preliminary Prospectus Supplement, if any, and other documents listed on Schedule III hereto, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, did not include, and the Prospectus will not include, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus Supplement, if any, and each Issuer Free Writing Prospectus listed on Schedule III hereto, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include, and the Prospectus will not include, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon or in conformity with information furnished in writing to the Company by an Underwriter through the Lead Underwriter expressly for use therein;

(iii)          No order preventing or suspending the use of the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement, if any, or any Issuer Free Writing Prospectus has been issued by the Commission and each of the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement, if any, at the time of filing thereof, conformed, and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain and will not contain, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Underwriter expressly for use therein;

(iv)          The documents incorporated by reference in any Statutory Prospectus or Preliminary Prospectus Supplement, if any, when they became effective or were filed with the Commission, as the case may be, conformed, and the Prospectus when it becomes effective will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and, as of the date of filing, none of such documents contained, or will contain as applicable, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)           The Registration Statement, the Statutory Prospectus and the Preliminary Prospectus Supplement, if any, conform, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus and Preliminary Prospectus Supplement, if any, and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus and Preliminary Prospectus Supplement, if any, or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Underwriter expressly for use therein;

(vi)          There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described in, filed as exhibits to, or incorporated by reference in the Registration Statement, as required; the contracts so described in the Statutory Prospectus and in the Preliminary Prospectus Supplement, if any, to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against the Company or its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the Company’s Knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company’s Knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a material adverse change in the general affairs, business, assets, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (collectively, a “Material Adverse Effect”). “Knowledge” or any derivation thereof with respect to the Company means the actual conscious awareness of S. Jeffrey Johnson, Morris B. Smith, Patrick McKinney, Michael J. Ricketts or Phillip Feiner;

(vii)         Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement; and, since the respective dates as of which information is given in the Registration Statement, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect or any development involving a prospective Material Adverse Effect, and (ii) the Company or its subsidiaries have not entered into any material transaction or incurred any material obligation outside of the ordinary course of business, otherwise than as set forth in the Registration Statement;

(viii)        (a) The Company and its subsidiaries have Defensible Title to the Oil and Gas Interests described in the Registration Statement as owned by it, in each case, subject to Permitted Encumbrances,  free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Registration Statement or (ii) do not materially affect the value of such Oil and Gas Interests and do not interfere with the use made and proposed to be made of such Oil and Gas Interests by the Company and its subsidiaries;

(b) “Oil and Gas Interests” shall mean the Company and its subsidiaries interests in and to the oil and gas leases, oil, gas and mineral leases and any other mineral, royalty, real property or leasehold interests under the properties identified in the Registration Statement including, without limitation, all wells, equipment, personal property and appurtenances located thereon or used in connection therewith.  “Defensible Title” shall mean such title of the Company and its subsidiaries, with respect to the Oil and Gas Interests that, subject to Permitted Encumbrances, allows the Company and its subsidiaries to receive the appropriate net revenue and working interests in the Oil and Gas Interests as described in Registration Statement, free and clear of all liens, charges, claims, encumbrances or restrictions. “Permitted Encumbrances” means with respect to any Oil and Gas Interest, any and all of the following: (i) consents to assignment, preferential rights to purchase, and similar contractual provisions affecting the Oil and Gas Interests; (ii) required notices to and filings with a governmental agency or authority and rights reserved to or vested in a governmental agency or authority having jurisdiction to control or regulate the leases  in any manner whatsoever; (iii) rights of use, easements, rights-of-way, permits, licenses, servitudes, surface leases, sub-surface leases, pipelines, utility lines, and structures on, over or through the Oil and Gas Interests that do not materially affect or impair the ownership, use or operation of the Oil and Gas Interests; (iv) liens for taxes (ad valorem, property or similar taxes) or assessments not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (v) liens of operators relating to obligations not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (vi) any (a) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to maintenance, development, production or operation of the Oil and Gas Interests or for the purpose of developing, producing or processing hydrocarbons therefrom or therein, and (b) materialman’s, mechanics’, repairmans’, employees’, contractors’ or other similar liens or charges relating to obligations not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (vii) any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of the agreements, instruments and documents or records that create or reserve to the Company or its subsidiaries their interests in such Oil and Gas Interests; and (viii) all defects and irregularities affecting such Oil and Gas Interests that do not operate to reduce the interest of the Company in the Oil and Gas Interests, or otherwise interfere materially with the operation, or use of the Oil and Gas Interests.

(c) The Company and its subsidiaries have good and marketable title to all real property other than Oil and Gas Interests and good and marketable title to all other tangible properties and assets described in the Registration Statement as owned by it other than Oil and Gas Interests, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Registration Statement or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries, except Oil and Gas Interests,  are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted;

(ix)             Each of the Company and its subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement, and each has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect;

(x)              The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained or incorporated by reference in the Prospectus; all of the issued shares of capital stock, limited partnership interests or membership interests, as the case may be, of each subsidiary of the Company (i) have been duly and validly authorized and issued, are fully paid and non-assessable and (ii) except as disclosed in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in or contemplated by the Prospectus, the consolidated financial statements of the Company, the related notes thereto, contained or incorporated by reference in the Prospectus and the Preliminary Prospectus Supplement, if any, and Schedule 1(a)(x), neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, limited partnership interests or membership interests, as the case may be, or any such options, rights, convertible securities or obligations; and the description of the Company’s equity plans and the options or other rights granted and exercised thereunder set forth in the Prospectus and the Preliminary Prospectus Supplement, if any, accurately and fairly presents the information required by the Act and the published rules and regulations of the Commission thereunder to be shown with respect to such plans, options and rights;

(xi)           The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been or, upon issuance thereof, will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained or incorporated by reference in the Statutory Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the public offering contemplated by this Agreement; and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

(xii)          The Company has full corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein;

(xiii)         Except as set forth on Schedule 1(a)(xiii), the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company as currently in effect or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, Canadian securities laws (or under applicable provinces), or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters;

(xiv)        Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws or, except where such violation or default would not have a Material Adverse Effect, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xv)         The statements set forth in the Statutory Prospectus under the captions “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the equity securities described therein, and under the captions “Legal Matters” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xvi)        Except as disclosed in the Registration Statement or on Schedule 1(a)(xvi), there are no material legal or governmental actions, suits or proceedings pending or, to the best of the Company’s Knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters; no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court or regulatory body;

(xvii)       The Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to do so would not, individually or in the aggregate, be a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit;

(xviii)      Except as disclosed in the Statutory Prospectus, the Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of public health and the environment, including, without limitation, those relating to the environment or hazardous or toxic substances or wastes, pollutants or contaminants and those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, “Environmental Laws”) and (ii) are in compliance in all material respects with all terms and conditions of any permit, license or approval issued under Environmental Laws. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xix)         Hein & Associates LLP, who have audited certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and have been appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the Company;

(xx)          The consolidated financial statements and schedules, if any, of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as certified by the independent public accountants named in paragraph (xix) above; no other financial statements or schedules, if any, are required to be included or incorporated by reference in the Registration Statement; and the selected financial data set forth or incorporated by reference in the Prospectus and Preliminary Prospectus Supplement, if any, fairly present the information set forth therein on the basis stated therein;

(xxi)         The Company owns, or possesses and/or has been granted valid and enforceable licenses for, all material patents, trademarks, tradenames, service marks and copyrights necessary to the conduct of its business as such business is described in the Registration Statement, except to the extent the failure to do so would not have a Material Adverse Effect.  The Company has no Knowledge of any material infringement or misappropriation by third parties of any material patents, trademarks, service marks or copyrights currently owned by the Company (the “Intellectual Property”), nor is there any pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights of title or other interest in or to any Intellectual Property and the Company does not know of any facts which would form a reasonable basis for any such claim.  There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property and the Company does not know of any facts which would form a reasonable basis for any such claim.  There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, service mark, copyright, trade secret or other proprietary right of others and the Company is unaware of any facts which would form a reasonable basis for any such claim.  The Company is not aware of any grounds for an interference proceeding before the United States Patent and Trademark Office in relation to any of the patents or patent applications currently owned by the Company.  There is no pending or, to the Knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise.  There is no act or omission by the Company or its agents or representatives of which the Company has Knowledge that may render any patent or patent application within the Intellectual Property unpatentable, unenforceable or invalid.  The

Registration Statement fairly and accurately describes in all material respects the Company’s rights with respect to the Intellectual Property;

(xxii)        The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, each of which has been true and correct in all material respects, and have paid all taxes shown as due thereon; and the Company has no Knowledge of any material tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries;

(xxiii)       The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxiv)       Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(xxv)        Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, any foreign government or any respective jurisdiction thereof;

(xxvi)       The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxvii)      The Common Stock of the Company has been registered pursuant to Section 12(b) of the Exchange Act.  No order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are, to the Knowledge of the Company, pending or threatened;

(xxviii)     There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement which have not been described as required;

(xxix)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Registration Statement, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxx)        Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxi)       The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have duly made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct as of the respective dates thereof.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xxxii)              The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are then in effect;

(xxxiii)             At the time of filing of the Registration Statement, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the Act;

(xxxiv)             Without the prior consent of the Lead Underwriter, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and any free writing prospectus, the use of which has been consented to by the Company and the Lead Underwriter is listed on Schedule III hereto;

(xxxv)              The Company has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(xxxvi)             The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act and the rules and regulations adopted by the Commission thereunder;

(xxxvii)            The Company’s subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company’s subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to any of the Company’s subsidiaries, any member of any group of organizations described in Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which such subsidiary is currently a member.  No “reportable event” (as defined under ERISA section 4043) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company’s subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company’s subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  None of the Company’s subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company’s subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s Knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(xxxviii)           The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Forrest A. Garb & Associates, Inc. (“Forrest”), independent petroleum engineers, for purposes of preparing the reserve reports referenced in the Prospectus and the Preliminary Prospectus Supplement, if any, and incorporated by reference into the Registration Statement (the “Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to Forrest were prepared in good faith and with a reasonable basis; the information provided to Forrest by the Company for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; Forrest was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Prospectus and Preliminary Prospectus Supplement, if any, and incorporated by reference into the Registration Statement, to the Knowledge of the Company, there are not any facts or circumstances that would adversely effect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Prospectus and Preliminary Prospectus Supplement, if any, and incorporated by reference into the Registration Statement and reflected in the Reserve Reports such as to cause a Material Adverse Effect; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Prospectus and Preliminary Prospectus Supplement, if any, and incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act; and

(xxxix)              To the Company’s Knowledge, except as previously disclosed to the Underwriters, none of the current directors or officers of the Company or any of its subsidiaries is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

2.             Shares Subject to Sale. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement:

(a)           The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly (other than the Lead Underwriter and Canaccord Capital Corporation who shall be obligated to purchase all of the Firm Shares if any are purchased), to purchase from the Company at the First Time of Delivery, at a purchase price per share of $7.75, the number of Firm Shares (to be adjusted by the Lead Underwriter so as to eliminate fractional shares) determined in each case by multiplying the aggregate number of Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder.

(b)           In the event and to the extent that the Lead Underwriter shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly (other than the Lead Underwriter and Canaccord Capital Corporation who shall be obligated to purchase all of the Optional Shares if any are purchased), to purchase from the Company, at the Second Time of Delivery, at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares determined by multiplying the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Lead Underwriter so as to eliminate fractional shares) by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(c)           The Company hereby grants to the Lead Underwriter the right to purchase at its election up to 1,050,000 Optional Shares, at the purchase price per share set forth in clause (a) of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from the Lead Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Lead Underwriter but in no event earlier than the First Time of Delivery or, unless the Lead Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Offering. Upon the authorization by the Lead Underwriter of the release of the Firm Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Lead

Underwriter may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Lead Underwriter for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds to the account specified by the Company, as their interests may appear, all at the office of Canaccord Adams Inc., 99 High Street, Boston, Massachusetts 02110.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Houston time, on July 1, 2008 or such other time and date as the Lead Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Houston time, on the date specified by the Lead Underwriter in the Election Notice, or at such other time and date as the Lead Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”  Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as the Lead Underwriter may reasonably specify.  If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Lead Underwriter.

5.             Covenants of the Company. The Company agrees with each of the Underwriters:

(a)           To prepare the final prospectus supplement (the “Prospectus Supplement”) in a form approved by the Underwriters, acting reasonably, and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act not later than Commission’s close of business on the first business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the rules and regulations of the Commission under the Act, to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by the Lead Underwriter promptly giving reasonable notice thereof; to advise the Lead Underwriter, promptly after it receives notice thereof, of the time when the Prospectus Supplement or any amended Prospectus has been filed and to furnish the Lead Underwriter copies thereof; to advise the Lead Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus Supplement thereof, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or Prospectus Supplement or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)           The Company will file promptly all material required to be filed by the Company pursuant to Rule 433(d) under the Act.

(c)           Promptly, from time to time, to take such action as the Lead Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Lead Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to take any action which would require the Company to register or make any filings with any governmental authority in any jurisdiction outside of the United States except for reports of the trades of Shares or Form 45-106F1 and such other filings as may be required under applicable Canadian Securities Laws (as defined in Schedule IV);

(d)           To furnish the Underwriters with copies of each Issuer Free Writing Prospectus, the Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Lead Underwriter and upon the Lead Underwriter’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)           To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)            During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus Supplement, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, other than the sale of the shares to be sold by the Company hereunder and Shares or stock options issued under equity plans, which plans are currently in existence and disclosed in the Prospectus, without the prior written consent of the Lead Underwriter (such consent not to be unreasonably withheld or delayed).  During the period of 90 days after the date of the Prospectus Supplement, the Company will not file with the Commission or cause to become effective any registration statement (other than a registration statement on Form S-8 filed to register securities issued or to be issued under equity plans, which plans are disclosed in the Prospectus) or prospectus relating to any securities of the Company which are substantially similar to the Shares without the prior written consent of the Lead Underwriter; provided; however, the Company may file prospectus supplements or post-effective amendments to currently effective registration statements covering the resale of the Company’s Common Stock.

(g)           Not to grant options, warrants to purchase shares of Common Stock or restricted stock which would become exercisable or be vested during a period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus Supplement;

(h)           To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)            During a period of one year from the date of the Prospectus Supplement, to furnish to the Underwriters upon request copies of all reports or other communications (financial or other) furnished to stockholders generally, and, to the extent not available via EDGAR, deliver to the Underwriters as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the American Stock Exchange or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission);

(j)            To use the net proceeds acquired by it from the sale of the Shares substantially in the manner specified in the Prospectus and the Prospectus Supplement and under the caption “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as that term is defined in the Investment Company Act;

(k)           Not to accelerate the vesting of any option or restricted stock issued under any equity plan such that any such option may be exercised or restricted stock may be vested within 90 days from the date of the Prospectus Supplement without the prior written consent of the Lead Underwriter (such consent not to be unreasonably withheld or delayed); provided, however, vesting of options or restricted stock of a director or an executive officer may be accelerated during such time period upon the resignation or retirement of such director or executive officer of the Company in accordance with Company policy;

(l)            To use its best efforts to list for quotation, subject to notice of issuance, the Shares on the American Stock Exchange;

(m)                               To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(n)                                 To give prompt notice to the Lead Underwriter if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, Prospectus, the Preliminary Prospectus Supplement, if any, or the Prospectus Supplement would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, and, if requested by the Lead Underwriter, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

(o)                                 If the Company elects to rely upon rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. (Eastern Time), on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6.                                       Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel , Underwriters’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of each Issuer Free Writing Prospectus and the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement Among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof and securing any required review by the FINRA of the terms of the sale of the Shares; (iv) all fees and expenses in connection with listing the Shares with the American Stock Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.                                       Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement, the Prospectus or the Preliminary Prospectus Supplement, if any, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

(b)                                 Bracewell & Giuliani LLP, counsel to the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Disclosure Package, the Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement and other related matters as the Underwriters may reasonably request;

(c)                                  Haynes & Boone, LLP, counsel to the Company, shall have furnished to the Underwriters its written opinion dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Annex I-A hereto;

(d)                                 The Company’s General Counsel shall have furnished to the Underwriters his written opinion dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Annex I-B hereto;

(e)                                  On each Time of Delivery, Hein & Associates LLP, shall have furnished to the Underwriters a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex II hereto;

(f)                                    On the First Time of Delivery, Forrest shall have delivered to the Underwriters a letter, in form and substance satisfactory to the Underwriters, with respect to the oil and natural gas reserve information of the Company included in the Prospectus and the Preliminary Prospectus Supplement, if any, and incorporated by reference in the Registration Statement to the effect set forth on Annex III hereto;

(g)                                 (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, and (ii) since the respective dates as of which information is given in the Registration Statement, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to equity plans described in the Registration Statement) or long-term debt of the Company or any Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the effect of which, in any such case described in clause (i) or (ii), is in the sole judgment of the Lead Underwriter, acting reasonably, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Nasdaq Stock Market, the American Stock Exchange or in the over-the-counter market by the FINRA, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq Stock Market, the American Stock Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the American Stock Exchange, (iii) a suspension or material limitation in trading in the Company’s securities on the American Stock Exchange, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Lead Underwriter, acting reasonably, to affect materially and adversely the marketability of the Shares or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of the Lead Underwriter, acting reasonably, has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)                                     The Shares to be sold at such Time of Delivery shall have been accepted for trading, subject to notice of issuance, on the American Stock Exchange;

(j)                                     Except as set forth in Schedule 7(j), each director and executive officer of the Company, in their capacities as such, shall have executed and delivered to the Underwriters agreements in which such holder undertakes, for 90 days after the Time of Delivery, subject to certain exceptions stated therein, not to offer, sell, agree to sell, contract to sell, pledge, hypothecate, grant any option to purchase, make any short sale or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed;

(k)                                  The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company, in their capacities as such, satisfactory to the Lead Underwriter, acting reasonably, as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters as the Lead Underwriter may reasonably request; and

8.                                       Indemnification and Contribution.

(a)                                  The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of, the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or a Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Underwriters for any reasonable legal expenses of one set of counsel for all of the Underwriters and one set of local counsel in each applicable jurisdiction for all of the Underwriters, and for other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Underwriter expressly for use therein.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Underwriter expressly for use therein; and will reimburse the

Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent it has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party and in conflict with the legal defenses of the indemnifying party, the indemnified party shall have the right to select separate counsel, reasonably satisfactory to the indemnifying party, to assert such legal defenses and to otherwise participate in the defense of such proceedings on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), reasonably approved by the indemnified party and reasonably satisfactory to the indemnifying party, representing the indemnified party who is a party to such proceedings), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the proceeding or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  No indemnifying party shall be liable for any settlement of any action or claim affected without its written consent, which consent shall not be unreasonably withheld.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount which is more than the difference between (A) the total price at which the Shares underwritten by it were sold to the public, less the proceeds received by the Company from the sale of such Shares, and (B) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.                                       [Intentionally left blank.]

10.                                 Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.                                 Expenses of Termination.  If this Agreement shall be terminated, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 7 hereof not having been met, or the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Lead Underwriter for all out-of-pocket expenses approved in writing by the Lead Underwriter, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 6 and Section 8 hereof.

12.                                 Notice.  In all dealings hereunder, the Lead Underwriter may, in its discretion, act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Lead Underwriter on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Canaccord Adams Inc., 99 High Street, 11th Floor, Boston, Massachusetts 02110, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 Information Provided by the Underwriters and the Company.

(a)                                  The Company and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in paragraphs under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing to the Company by any Underwriter through the Lead Underwriter expressly for use in the Registration Statement or the Prospectus. In addition, the Company and the Underwriters acknowledge that, for purposes of this Agreement, no information has been furnished in writing to the Company by any Underwriter through the Lead Underwriter expressly for use in any Non-Prospectus Road Show.

(b)                                 The Underwriters agree that any non-public information relating to the Company received by the Underwriters from or at the direction of the Company will be used by the Underwriters for the purpose of performing its manager and advisory role hereunder and the Underwriters will maintain the confidentiality thereof; notwithstanding the foregoing, the

Underwriters may disclose confidential information hereunder (i) to such of its employees and advisors and representatives as the Underwriters determines have a need to know and who are bound to hold such information confidential, and (ii) to the extent necessary to comply with any order or other action of a court or administrative agency of competent jurisdiction.

14.                                 Miscellaneous.

(a)                                  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(b)                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(c)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

(e)                                  If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

(f)                                    The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deems appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(g)                                 All dollar amounts in this Agreement are expressed in U.S. dollars and all references to “$” are to U.S. dollars.

[Rest of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

Very truly yours,

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

CANACCORD ADAMS INC.

By:	/s/ Chris Gibson
Chris Gibson
Principal - Investment Banking

CANACCORD CAPITAL CORPORATION

By:	/s/ Jamie Brown
Jamie Brown
Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

		Number of
		Optional Shares
	Total Number	to be Purchased
	of Firm Shares	if Maximum
	to be Purchased	Option Exercised

Canaccord Adams Inc.	3,500,000	525,000
Canaccord Capital Corporation	3,500,000	525,000

TOTAL	7,000,000	1,050,000

SCHEDULE III

[None]

SCHEDULE IV

TERMS AND CONDITIONS FOR

CANADIAN OFFERS AND SALES

1.                                       For the purposes of this Schedule, capitalized terms not otherwise defined have the meanings given to them in the Underwriting Agreement to which this Schedule is attached and the following terms will have the meanings indicated:

(a)                                  “Institutional Accredited Investor” has the meaning set out in the definition of “Accredited Investor” in Section 1.1 of National Instrument 45-106 of the Canadian Securities Administrators, but expressly excluding the individuals described in items (j), (k) or (l) of such definition.

(b)                                 “Applicable Canadian Securities Laws” means all applicable securities laws, rules, regulations, notices, instruments, blanket orders and policies in each of the provinces and territories of Canada.

(c)                                  “Canadian Wrap” means the Disclosure Package supplemented with wrap pages describing matters relating to Canadian securities laws in the form agreed to by the Lead Underwriter and the Company.

2.                                       The Underwriters may offer and sell the Shares within Canada on the terms and subject to the conditions of this Schedule.  In connection therewith, the Company represents and warrants that:

(a)                                  it is not a reporting issuer in any jurisdiction in Canada;

(b)                                 after each Time of Delivery, after giving effect to the issue of the Shares, to the Company’s knowledge, residents of Canada:

(i)            will not own directly or indirectly more than 10 percent of the outstanding shares of Common Stock of the Company; and

(ii)           will not represent in number more than 10 percent of the total number of owners directly or indirectly of shares of Common Stock of the Company.

3.                                       Each Underwriter acknowledges that the Company is not a reporting issuer in any jurisdiction of Canada and the Prospectus will not be filed with any securities regulatory authority in Canada and the Shares may be offered and sold only to Institutional Accredited Investors in transactions exempt from the registration and prospectus requirements of Applicable Canadian Securities Laws.  Accordingly, each Underwriter separately and not jointly represents, warrants and covenants, and will cause its Canadian affiliates to comply with such representations, warranties and covenants, that:

(a)                                  it will not offer or sell any Shares in Canada, except in accordance with Section 2.3 of National Instrument 45-106 to persons who are Institutional Accredited Investors;

(b)                                 it will not cause any advertisement of the Shares in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

(c)                                  all offers and sales of the Shares in Canada will be effected through an investment dealer duly registered under Applicable Canadian Securities Laws;

(d)                                 it will not use any written material in connection with offer and sales of Shares in Canada other than the Canadian Wrap and it agrees to deliver a copy of the Canadian Wrap to each purchaser of Shares in Canada;

(e)                                  any offer, sale or solicitation of an offer to buy Shares made to a person in Canada will be made only to a person it reasonably believes to be an Institutional Accredited Investor who is acquiring the Shares as principal;

(f)                                    all purchasers of the Shares in Canada will be informed that the Shares are being offered and sold in Canada in reliance on exemptions from the prospectus and registration requirements of Applicable Canadian Securities Laws and that the Shares can be resold only in accordance with further exemptions from such requirements;

(g)                                 on or prior to each Time of Delivery, it will provide to the Company’s transfer agent a list of all purchasers of the Shares in Canada; and

(h)                                 it will collect the following information for each purchaser of Shares in Canada, and will provide such information to the Company to enable the Company to file, with the applicable securities regulatory authorities in Canada, reports of the trades of Shares on Form 45-106F1 and such other filings as may be required under Applicable Canadian Securities Laws: full name, address and telephone number and number of Shares purchased.

SCHEDULE 1(A)(X)

PREEMPTIVE RIGHTS

Pursuant to the Securities Purchase Agreement dated August 25, 2006, the holders of the Series D Convertible Preferred Stock have a preemptive right upon certain Company stock issuances subject to certain exceptions, including an exception “pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines.”)”

SCHEDULE 1(A)(XIII)

CONSENTS

The lenders pursuant to the $100 Million Credit Agreement dated November 29, 2005 with Union Bank of California, N.A., as administrative agent and as issuing lender.

The lenders pursuant to the $25 Million Subordinated Credit Agreement dated March 17, 2008 with UnionBanCal Equities, Inc. as administrative agent.

SCHEDULE 1(A)(XVI)

MATERIAL LEGAL PROCEEDINGS

On January 29, 2008, Cano Petroleum, Inc., W. O. Energy of Nevada, Inc., W. O. Operating, Ltd. and WO Energy, Inc. entered into a tolling agreement with two claimants, which preserved their ability to bring claims against the Company and its subsidiaries arising out of, or related to, wildfires that began on March 12, 2006 in Carson County, Texas.

On March 7, 2008, W. O. Operating Company, Ltd. entered into a tolling agreement, which preserved W. O. Operating’s ability to bring claims arising out of, or related to, wildfires that began on March 12, 2006 in Carson County, Texas.

The Company has received a demand letter pursuant to which claimant claims that the oil and gas operations of the Company and its subsidiary have caused spills on claimant’s ranch.  Claimant has made a demand on the Company for $2.5 million and threatens to pursue legal action.

SCHEDULE 7(J)

EXCEPTIONS TO LOCKUP AGREEMENTS

Gerald Haddock

ANNEX I-A

Form of Opinion of Haynes & Boone, LLP

1.             The Company is a corporation incorporated, validly existing and in good standing in the State of Delaware.  The Company has the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

2.             The Prospectus correctly sets forth the number of shares of each class of the Company’s authorized capital stock under the caption “Description of Capital Stock.”  The Shares have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of the capital stock contained in the Prospectus.

3.             Each subsidiary of the Company is a corporation, limited liability company or limited partnership duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.             The Company has the requisite corporate power and authority to enter into the Underwriting Agreement and perform its obligations thereunder and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.             The issuance and sale by the Company of the Shares and the performance by the Company of its obligations under the Underwriting Agreement does not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) breach or result in a default under any Reviewed Agreement [defined to include indentures or other instruments filed as an exhibit to the Registration Statement or any documents incorporated by reference into the Registration Statement to which the Company is a party or by which it is bound or to which any of its properties is subject], or (iii) violate any law, rule or administrative regulation or, to our knowledge, any order or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, except under state securities or “Blue Sky” laws or federal securities laws (as to which we express no opinion) and, except in the case of (ii) or (iii) above, that would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

6.             No consent, approval, authorization, order, registration or qualification of or with any court or federal governmental agency or body is required for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except consents, approvals, authorizations, registrations or qualifications as may be required under the federal securities laws or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which we do not express any opinion).

7.             The Shares are currently listed for trading on the American Stock Exchange, subject to compliance with customary listing conditions;

8.             The Company is not, and after receipt of payment for the Shares will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.             The Registration Statement has been declared effective by the Commission under the Securities Act.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending by the Commission.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

10.           The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than (i) the historical and pro forma financial statements and notes thereto and supporting schedules included therein or in exhibits to or excluded from the Registration Statement and (ii) information that is furnished by the Underwriters and included in the Prospectus, in each case, as to which we do not express any opinion), comply as to form and appear to be appropriately responsive in all material respect to the applicable requirements of the Securities Act.

11.           The statements under the caption “Description of Capital Stock” insofar as they purport to constitute summaries of the legal terms of the Shares, fairly summarize the matters therein described in all material respects;

We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, and based on our examination of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, and conferences with certain officers and employees of and with auditors for the Company, no facts have come to our attention that lead us to believe that (i) the Registration Statement or any amendment thereto, as of its effective date and at the Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the Prospectus or any amendment or supplement thereto, at the respective date thereof or at the Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary contained in the paragraph, we express no belief with respect to the financial statements, notes thereto and schedules, and other financial and statistical data, included in the Registration Statement or the Prospectus.  Furthermore, we have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and take no responsibility therefore except to the extent set forth above.

ANNEX I-B

Form of Opinion of General Counsel

1.             The Company is duly qualified to do business and is in good standing in each jurisdiction within the United States in which it owns or leases real property or maintains an office.

2.             All of the issued and outstanding shares of capital stock, limited partnership interest or membership interest of each such subsidiary (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) except as disclosed in the Prospectus, are owned of record and, to such counsel’s knowledge, beneficially by the Company or another subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims and, to the best of such counsel’s knowledge, have been issued, with respect to US subsidiaries, in compliance with Federal and state securities laws, and with respect to foreign subsidiaries, in compliance with applicable laws.  Each subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases real property or maintains an office.

3.             The issuance and sale by the Company of the Shares and the performance by the Company of its obligations under the Underwriting Agreement does not and will not breach or result in a default under any agreement, indenture or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference into the Registration Statement to which the Company is a party or by which it is bound or to which any of its properties is subject.

4.             To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, and based on our examination of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, and conferences with certain officers and employees of and with auditors for the Company, no facts have come to our attention that lead us to believe that (i) the Registration Statement or any amendment thereto, as of its effective date and at the Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the Prospectus or any amendment or supplement thereto, at the respective date thereof or at the Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary contained in the paragraph, we express no belief with respect to the financial statements, notes thereto and schedules, and other financial and statistical data, included in the Registration Statement or the Prospectus.  Furthermore, we have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and take no responsibility therefore except to the extent set forth above.

ANNEX II

Pursuant to Section 7(e) of the Underwriting Agreement, Hein & Associates LLP shall furnish letters to the Underwriters to the effect that:

(i)          They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)         In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, if applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Underwriters;

(iii)        They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Underwriters; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv)        The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year, agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Report on Form 10-K for such fiscal years;

(v)         On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)          (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B)           any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus or incorporated by reference to the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)           the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus or incorporated by reference to the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D)          any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)           as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included or incorporated by reference in the Prospectus) or any increase in the combined long-term debt of the Company and its subsidiaries, or any decreases in combined net current assets or net assets or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)           for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi)        In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX III

[Engineering Firm Letterhead]

June [    ], 2008

Canaccord Adams Inc.

Canaccord Capital Corporation

c/o Canaccord Adams Inc.

99 High Street, 11th Floor

Boston, MA 02110

Ladies and Gentlemen:

[          name of engineering firm          ] (“              “) has prepared reports (the “Reserve Reports”) with respect to estimates as of each of [                  , 2007] and [                    , 2008] of the [proved oil and gas reserves of Cano Petroleum, Inc., a Delaware corporation (the “Company”), the future net revenue from such proved reserves and the present value of such future net revenue.]  In connection with your purchase today of shares of common stock of the Company pursuant to the Underwriting Agreement dated as of June [    ], 2008 (the “Underwriting Agreement”) among Canaccord Adams Inc., Canaccord Capital Corporation, the other Underwriters named therein and the Company, we advise you as follows:

1.             We are, and as of the date of each of the Reserve Reports were, independent with respect to the Company as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers (the “Standards”).

2.             The estimates of the proved oil and gas reserves of the Company, the future net revenue from such proved reserves and the present value of such future net revenue set forth in the Reserve Reports were independently evaluated and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards and in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”).

3.             We have reviewed (a) the Registration Statement on Form SB-3 (File No. 333-148053) filed by the Company with the Commission relating to the shares of the Company’s common stock to be sold pursuant to the Underwriting Agreement (as amended through the date hereof, the “Registration Statement”) and (b) the related Prospectus Supplement dated as of June [    ], 2008 (the “Prospectus”).

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4.             The information contained in the Registration Statement and the Prospectus with respect to estimates of the proved oil and gas reserves of the Company, the future net revenue from such proved reserves and the present value of such future net revenue conforms to the estimates set forth in the Reserve Reports.

This letter is solely for your use in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated or quoted for any other purpose without our express written consent.

Very truly yours,

[ ]

By:
Name:
Title:

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